UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
August 12, 2008

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Bovet Road #521, San Mateo, California	94402
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 641-2225

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The securities offered have not been registered under the Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2008, Wherify Wireless, Inc., a Delaware corporation (“Wherify”) and certain of its subsidiaries, Wherify Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Wherify (“Merger Sub”), LY Holdings, LLC, a Kentucky corporation (“LY Holdings”), Lightyear Network Solutions, LLC, a Kentucky limited liability company (“Lightyear”) and certain of LY Holdings’ affiliates entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into LY Holdings (the “Merger”), with LY Holdings continuing as the surviving company. LY Holdings will become a subsidiary of Wherify following the Merger. Sherman Henderson, President and Chief Executive Officer of Lightyear, will serve as Chief Executive Officer of the combined entity, which will be headquartered in Louisville, Kentucky.

Merger Agreement

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, Wherify will be obligated to issue to the holders of outstanding membership interests of LY Holdings a number of shares of a newly created series of preferred stock (the “Merger Shares”) pursuant to an exchange ratio that is intended to result in LY Holdings members and LY Holdings noteholders holding 51% of Wherify’s fully diluted outstanding common stock at the effective time of the Merger on an as converted basis, in exchange for all outstanding membership interests of LY Holdings and restructuring of existing Lightyear debt.

The Shares are being issued in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act and are subject to restrictions on resale thereunder. Each Merger Share will be convertible into common stock in amount to be determined which is intended to result in LY Holdings members and LY Holdings noteholders holding 51% of Wherify’s common stock on a fully diluted basis after the effective time of the Merger. Holders of the Merger Shares will vote with the holders of Wherify’s common stock as one class, except as otherwise required by Delaware law, and will receive one vote per share on an as converted to common stock basis on all matters except for the election of members of the Board of Directors. Holders of Merger Shares will have 1.3 votes per share on an as converted to common stock basis on the election of members to the Board of Directors.

The initial Board of Directors of the combined company at the effective time of the Merger will consist of seven persons - five directors chosen by LY Holdings (one of which will be approved by Wherify), one director chosen by Wherify, and one director chosen by GPS Associates, LLC.

The Merger is subject to a number of closing conditions, including, but not limited to, (i) obtaining a minimum of $15 million in new equity capital, (ii) the restructuring of Wherify’s existing debt, (iii) the conversion of Wherify’s Series A and Series B preferred stock, (iv) the elimination of any conversion features currently underlying the Yorkville Associates debt, and (v) receipt of applicable regulatory approvals.

Under the agreement, $2.5 million of the new equity capital is anticipated to be used to restructure approximately $18 million of Wherify's current unsecured liabilities. An additional $2.5 million of the new capital is anticipated to be used to restructure Wherify's secured debt with Yorkville Associates. Upon completion of the merger and financing, Wherify will retain approximately $2.5 million of secured debt with Yorkville, which shall no longer be convertible into shares of Wherify, in addition to approximately $17.5 million of existing long-term Lightyear debt. Wherify is anticipated to net approximately $6.5 million in working capital from the financing, from which approximately $1.6 million in termination fees from Lightyear debt will be paid.

The Merger Agreement contains customary representations and warranties by Wherify, Merger Sub, LY Holdings and Lightyear. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of each of Wherify and Lightyear and their respective subsidiaries between signing and closing, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and similar matters.

The Merger Agreement contains certain termination rights for Wherify and LY Holdings, and further provides that if the Merger Agreement is terminated or the parties fail to close the transactions set forth in the Merger Agreement, except where the Merger Agreement is terminated or the transactions do not close because of a material breach of the Merger Agreement by LY Holdings, Wherify will be required to pay LY Holdings a termination fee of approximately $100,000.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Wherify, Merger Sub, LY Holdings or Lightyear. As described above, the Merger Agreement contains representations and warranties of each of Wherify, Merger Sub, LY Holdings and Lightyear made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations or warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this item with respect to the Shares is contained in Item 1.01 herein, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Wherify intends to present to potential investors presentation material attached as Exhibit 99.1. Exhibit 99.1 is incorporated by reference herein.

The investor presentation contains certain non-GAAP financial measures as defined under Regulation G of the rules and regulations of the Securities and Exchange Commission. The non-GAAP financial measures contained in the presentation include a presentation of EBITDA. EBITDA equals net income before interest, taxes, depreciation and amortization. See the presentation for a reconciliation of net income to EBITDA.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this Item shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such
Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On August 13, 2008, Wherify issued a press release announcing it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of August 12, 2008
99.1	Investor Presentation
99.2	Press Release, dated August 13, 2008

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: August 13, 2008	By:	/s/ Edna Carter
Name: Edna Carter
Title: Chief Accounting Officer, Controller

Exhibit Index

Exhibit Number	Document Description
2.1	Agreement and Plan of Merger, dated August 12, 2008
99.1	Investor Presentation
99.2	Press Release, dated August 13, 2008